UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2010

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into a Material Definitive Agreement.

Dover Motorsports, Inc. (NYSE: DVD) (“Dover Motorsports”) and Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) (“Dover Gaming”) announced yesterday that they have entered into a definitive agreement (the “Merger Agreement”) to combine their businesses through a merger (the “Merger”) under which Dover Motorsports would become a wholly-owned subsidiary of Dover Gaming and Dover Motorsports stockholders will receive .501 shares of common stock of Dover Gaming for each share of common stock or class A common stock of Dover Motorsports (collectively, “Dover Motorsports Stock”).

The Merger Agreement was unanimously approved by the Board of Directors of each of Dover Motorsports and Dover Gaming.

A copy of the Merger Agreement is attached to this Form 8-K.

Below is a summary of the material provisions of the Merger Agreement.

General

Pursuant to the Merger Agreement, Dover Motorsports will become a wholly owned subsidiary of Dover Gaming.

Merger Consideration

At the effective time of the Merger, each share of issued and outstanding Dover Motorsports Stock existing immediately prior to the effective time of the Merger shall, without any action on the part of the stockholder thereof, automatically be retired and cease to exist and be converted into the right to receive a number of shares equal to the product of one share of Dover Gaming common stock, multiplied by the exchange ratio of .501.

Expenses; No Termination Fee or Break up Fee

All costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense. There is no termination fee or break up fee.

Representations, Warranties and Covenants

The Merger Agreement contains representations and warranties of Dover Gaming and Dover Motorsports relating to their respective businesses and operations. The representations and warranties must only be true and correct subject to the standards contained in the Merger Agreement, which may differ from what may be viewed as material by Dover Motorsports’ stockholders or Dover Gaming’s stockholders.

The representations and warranties of Dover Motorsports and Dover Gaming do not survive the effective time of the Merger and there is no obligation of either party to indemnify the other for breaches of the representations and warranties.

The Merger Agreement contains representations and warranties made by Dover Gaming and Dover Motorsports which are used as a tool to allocate risks between the parties where the parties do not have complete knowledge of all facts. Accordingly no persons should rely on the representations and warranties as characterizations of the actual state of facts or condition of Dover Gaming or Dover Motorsports.

Each of Dover Gaming and Dover Motorsports has various obligations and responsibilities under the Merger Agreement from the date thereof until the effective time of the Merger such as the obligation to conduct its business in the ordinary course, consistent with past practice, unless otherwise approved in writing by the other party to the Merger Agreement and the obligation to use their reasonable best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

Dover Gaming Stockholder and Dover Motorsports Stockholder Meetings; Change in Board Recommendation

Dover Gaming and Dover Motorsports have each agreed to convene a meeting of their respective stockholders for purposes of adopting the Merger Agreement and obtaining Dover Gaming stockholder and Dover Motorsports stockholder approval of the transactions contemplated by the Merger Agreement.

Each of the Dover Gaming and Dover Motorsports boards of directors has agreed to a “nonwaiveable majority of the minority” vote requirement by which  their respective companies will not proceed with the Merger unless each company also receives approval of the Merger Agreement from a majority of their respective stockholders that are not officers, directors or affiliates of such company.

Each of the Dover Gaming and Dover Motorsports boards of directors have unanimously agreed to recommend the approval and adoption of the Merger Agreement and the Merger to their respective stockholders, and to use their reasonable best efforts to solicit and obtain the approval of their respective stockholders, provided that each board may in the exercise of its judgment and consistent with what it believes to be its fiduciary duties under Delaware law, withdraw, modify or qualify its recommendation without liability to Dover Gaming or Dover Motorsports, as the case may be.

Tax-Free Reorganization

Each of Dover Gaming and Dover Motorsports has agreed to use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Tax Code, and to not take any actions reasonably likely to cause the Merger to not so qualify.

Director and Officer Indemnification and Insurance

From and after the effective time of the Merger, Dover Gaming and Dover Motorsports will, to the fullest extent permitted by law or provided under Dover Motorsports’ certificate of incorporation and bylaws, indemnify and hold harmless the present and former directors and officers of Dover Motorsports in respect of acts or omissions occurring at or prior to the effective time.

For a period of six years following the effective time of the Merger, Dover Motorsports, as the Surviving Subsidiary, will obtain and fully pay the premium for the extension of the directors’ and officers’ liability insurance policy covering the directors and officers of Dover Motorsports, with coverage in amount and scope at least as favorable as the coverage under the existing Dover Motorsports policy at the time the Merger becomes effective; provided, that the aggregate premiums for such policy do not exceed 250% of the amount per annum Dover Motorsports paid in its last full policy year.

Stock Exchange Listing

Dover Gaming will use reasonable efforts to cause the shares of Dover Gaming Common Stock to be issued as part of the Merger Consideration to be listed on the NYSE, subject to official notice of issuance.

Consent of Lenders

At or prior to the effective time of the Merger, Dover Gaming must use reasonable efforts to obtain consent to the Merger from the lenders under the credit facilities maintained by Dover Gaming and Dover Motorsports or enter into replacement credit facilities.

Conditions to Each Party’s Obligation to Effect the Merger

The obligations of each of the parties to effect the Merger are subject to the satisfaction, at or prior to the Merger, of various conditions which include the following:

•      approval of Dover Motorsports’ stockholders to the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and the approval of Dover Gaming’s stockholders to the adoption of the Merger Agreement and the transaction contemplated thereby, including the Merger, in each case subject to the nonwaiveable majority of the minority vote requirement outlined above;

•      no applicable law prohibits the consummation of the Merger;

•      no action, or threatened action, by or before any governmental authority shall exist that challenges or seeks to make illegal, to delay materially or restrain or prohibit the consummation of the Merger, or seeks to obtain to material damages relating to the transactions contemplated by the Merger;

•      the representations of the other party must be true in all material respects, both when made and as of the closing date of the Merger (or, in the case of representations and warranties made as of a specified date, as of such specified date);

•      the other party has performed in all material respects all of its obligations under the Merger Agreement; and

•      no event, occurrence, development or state of circumstances or facts, shall have occurred which individually or in the aggregate, has had or is reasonably expected to have a material adverse effect on the other party.

Termination

The Merger Agreement may be terminated at any time prior to the completion of the Merger, whether before or after the required stockholder approvals to complete the Merger have been obtained, as set forth below:

•      by mutual written consent of Dover Gaming and Dover Motorsports; or

•      by either Dover Motorsports or Dover Gaming if:

•     the Merger has not been consummated within one year from the date of the Merger Agreement; or

•     there is any applicable law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins Dover Gaming or Dover Motorsports from consummating the Merger and any such injunction shall have become final and nonappealable; or

•     at the Dover Motorsports special meeting (including any adjournment or postponement thereof), the required stockholder approval is not obtained; or

•     at the Dover Gaming special meeting (including any adjournment or postponement thereof), the required stockholder approval is not obtained; or

•      by Dover Gaming, if its board of directors in the exercise of its judgment and consistent with what it believes to be its fiduciary duties under Delaware law determines that termination would be in the best interests of Dover Gaming and its stockholders; or

•      by Dover Motorsports if its board of directors in the exercise of its judgment and consistent with what it believes to be its fiduciary duties under Delaware law determines that termination would be in the best interests of Dover Motorsports and its stockholders.

Effect of Termination

If the Merger Agreement is terminated as described above, the Merger Agreement will be void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant, or representative of such party) to the other party thereto.

This Form 8-K contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties that could cause results to vary materially. Please refer to the SEC filings of both Dover Gaming and Dover Motorsports for a discussion of such factors.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibit

	2.1	Agreement and Plan of Merger dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: September 28, 2010

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated September 27, 2010